UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2022 (the “Effective Date”), EdgeMode, Inc. (the “Company”) entered into a common stock purchase agreement with Alumni Capital LP (“Alumni”) (the “Purchase Agreement”) pursuant to which Alumni has agreed to purchase from the Company, at the direction of the Company and in its sole discretion, up to $15,000,000 of common stock (subject to certain limitations) from time to time through December 31, 2023 (the “Commitment Period”).  In consideration for entering into the Purchase Agreement, the Company issued to Alumni 2,521,008 shares of restricted common stock as a commitment fee (the “Commitment Shares”).

Under the terms of the Purchase Agreement the Company agreed, among other things, to use its reasonable best efforts to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), no later than 20 business days following the Effective Date to register for resale by Alumni under the Securities Act of 1933, as amended (the “Act”), the shares of common stock that the Company may elect to issue and sell to Alumni from time to time under the Purchase Agreement.

The Company does not have the right to commence any sales to Alumni under the Purchase Agreement until each of the conditions set forth in the Purchase Agreement are satisfied, including the Registration Statement being declared effective by the SEC. Thereafter, and from time to time during the Commitment Period, the Company may, in its sole discretion, deliver written notice to Alumni stating the number of shares of common stock that the Company intends to sell to Alumni pursuant to the terms of the Purchase Agreement (the “Purchase Notice”), provided that the common stock in each Purchase Notice shall not exceed the lesser of: (i) 250% of the Average Daily Trading Volume 5 business days prior to the Purchase Notice or (ii) $500,000 (the “Purchase Notice Limit”). No Purchase Notice shall be sent if the Volume Weighted Average Price of the shares is at or below $0.01 during the five business days prior to the delivery of a Purchase Notice. During the Commitment Period, the Company shall not submit a Purchase Notice until the previous sale of shares of common stock under a prior Purchase Notice has been completed. No Purchase Notice will be made in an amount less than $25,000 or greater than the Purchase Notice Limit.

The closing of a Purchase Notice shall occur no later than the 5 business days following receipt of the shares of common stock by Alumni’s custodian (the “Purchase Notice Date”). Alumni shall deliver an amount equal to the common stock in the Purchase Notice multiplied by eighty percent (80%) of the lowest daily Volume Weighted Average Price of the common stock 5 business days prior to the closing date (less $5,000 for clearing fees) by wire transfer of immediately available funds to an account designated by the Company.

In no event shall Alumni be entitled to purchase that number of shares of common stock, which when added to the sum of the number of shares of common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), by Alumni, would exceed 9.99% of the common stock outstanding on the Purchase Notice Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Alumni. The Company expects that any proceeds received by the Company from such sales to Alumni under the Purchase Agreement will be used for, but not be limited to, general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein in its entirety by reference.

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the issuance of the Commitment Shares to Alumni and the potential offering and sale of up to $15,000,000 of shares of common stock to Alumni from time to time though December 31, 2023 under the Purchase Agreement is incorporated herein by reference. Alumni represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) under the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Common Stock Purchase Agreement between EdgeMode, Inc. and Alumni Capital LP dated September 19, 2022				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: September 23, 2022	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer